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                                                                    EXHIBIT 10.6


                              AENEID CORPORATION

                           Series D Preferred Stock

                          PLACEMENT AGENCY AGREEMENT
                          --------------------------


                                                    October 18, 1999


BANCBOSTON ROBERTSON STEPHENS INC.
555 California Street
San Francisco, California 94104

Ladies/Gentlemen:

     Aeneid Corporation, a California corporation (the "Company"), proposes to issue and sell shares of the Company's Series D Preferred Stock, no par value per share (the "Shares"), to certain investors (collectively, the "Investors") in a private placement (the "Offering"). The Shares are more fully described in the Private Placement Memorandum dated October 15, 1999, including all exhibits and supplements thereto (the "Placement Memorandum"). The Company hereby confirms as follows its agreements with you.

     1.  Agreement to Act as Placement Agent.  On the basis of the
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representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement and the engagement letter, dated July 30, 1999 (including the indemnification letter attached thereto, the "Engagement Letter") between the Company and BancBoston Robertson Stephens Inc. (the "Placement Agent"), the Placement Agent shall be the Company's exclusive placement agent, on a reasonable efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors. As compensation for services rendered and provided that the Shares are sold to Investors pursuant to Purchase Agreements (the "Purchase Agreements") as described in the Placement Memorandum, on the Closing Date (as defined below), the Company shall pay to the Placement Agent the fees in connection with the Offering as set forth in the Engagement Letter.

     2.  Delivery and Payment.  The completion of the purchase and sale of the
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Shares shall take place on one or more occasions (each, a "Closing") and shall occur at such places and such times (each, a "Closing Date") as specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent. At each Closing, the Company shall deliver to each Investor one or more certificates representing the number of Shares set forth in the Investor's Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated, in the name of a nominee designated by the Investor.
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     The Company's obligation to issue the Shares to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased; (b) completion of the purchases and sales with other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     The Investors' obligations to close the transaction shall be subject to satisfaction of all of the conditions set forth in Section 6 of this Agreement, which may be waived by the Investor. The Investors' obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

     3.  Representations, Warranties and Agreements of the Company.  The
         ---------------------------------------------------------
Company represents and warrants to and agrees with the Placement Agent that (unless otherwise specified below, the following representations and warranties are made as of the date hereof):

            (a) The information contained in the Placement Memorandum, as amended or supplemented, taken together with and as modified or supplemented by the Schedule of Exceptions to the Purchase Agreements as amended or supplemented (the "Schedule of Exceptions"), as of the date of the Placement Memorandum did not contain, and as of the each Closing Date will not contain, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Placement Memorandum, and is duly qualified to transact business in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). No proceeding has been instituted in any such jurisdiction with respect to the Company to revoke, limit or curtail, or that seeks to revoke, limit or curtail, such power and authority or qualification.

            (c) As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than Aeneid Merger Sub, Inc. (the "Subsidiary"). The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Placement Memorandum, and is duly qualified to transact business in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect. No proceeding has been instituted in any such jurisdiction with respect to the Subsidiary to revoke, limit or curtail, or that seeks to revoke, limit or curtail, such power and authority or qualification. All the outstanding shares of capital stock of, or other form of ownership interest in, the Subsidiary have been duly authorized and issued and are fully paid and non-assessable and, except as set forth in the Placement Memorandum, are owned directly or indirectly by the Company

                                       2.
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free and clear of all liens, encumbrances, security interests or claims. There are no outstanding options, warrants or other rights calling for the issuance of, and, except as described in the Placement Memorandum, there are no commitments or arrangements to issue, any shares of capital stock of the Subsidiary or any security convertible or exchangeable or exercisable for capital stock of the Subsidiary, except as disclosed in the Schedule of Exceptions.

            (d) The Company has full legal right, power and authority to enter into this Agreement, the Engagement Letter and the Purchase Agreements (collectively, the "Agreements") and perform the transactions contemplated hereby and thereby. This Agreement and the Engagement Letter have been, and the Purchase Agreements will be, duly authorized, executed and delivered by the Company. Each of the Agreements is, or will be, as the case may be, a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder or thereunder may be limited by applicable law and except as the enforcement hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

            (e) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreements does not, or will not, as the case may be, contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Agreements, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (f) As of the date of the Placement Memorandum, the Company has an authorized, issued and outstanding capitalization as set forth in the Placement Memorandum under the caption "Capitalization" and that conformed to the description thereof contained elsewhere in the Placement Memorandum. The Shares to be sold pursuant to the Purchase Agreements conform in all material respects to the description in the Placement Memorandum and have been duly and validly authorized, and when issued and paid for in accordance with the terms of the Purchase Agreements, will be duly and validly issued, fully paid and non-assessable. Except as disclosed in the Placement Memorandum or the Schedule of Exceptions, no preemptive right, right of first refusal granted by the Company or other similar right exists with respect to the Shares or the issuance and sale thereof. As of the date of the Placement Memorandum, the outstanding shares of capital stock of the Company conformed in all material respects to the description in the Placement Memorandum and have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued and sold in compliance with applicable Federal and state securities laws and were not issued in violation of any preemptive rights, rights of first refusal granted by the Company or other similar rights. Except as described in the Placement Memorandum or the Schedule of Exceptions, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company. Except as disclosed in the Placement Memorandum or the Schedule of Exceptions, there are no shareholders agreements, voting agreements or other similar agreements with

                                       3.
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respect to the capital stock of the Company to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

            (g) There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company or the Subsidiary is or may be a party or of which the business or property of the Company or the Subsidiary is or may be subject that is not disclosed in the Placement Memorandum.

            (h) Neither the Company nor its Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its Subsidiary, which violation, individually or in the aggregate, could have a Material Adverse Effect, or is in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or by which the properties of the Company or its Subsidiary are bound or affected, and there exists no condition which, with the passage of time or otherwise, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any material indebtedness.

            (i) Each of the Company and its Subsidiary owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the Placement Memorandum as owned or used by it or that are necessary for the conduct of its business as now conducted or (to the Company's knowledge based on the current stage of development of the Company's products and subject to the matters discussed under "Risk Factors" in the Placement Memorandum) as proposed to be conducted as described in the Placement Memorandum; neither the Company nor its Subsidiary has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of the Company or its Subsidiary by others with respect to any Intellectual Property, except as described in the Placement Memorandum; neither the Company nor its Subsidiary has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, none of the patents owned or licensed by the Company or its Subsidiary are unenforceable or invalid. Each of the Company and its Subsidiary, as the case may be, has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described or referred to in the Placement Memorandum, and believes it has complied with the PTO's duty of candor and disclosure for each of the United States patent and patent applications described or referred to in the Placement Memorandum; the Company is unaware of any facts which would preclude the grant of a patent from each of the patent applications described or referred to in the Placement Memorandum; the Company has no knowledge of any facts which would preclude it or its Subsidiary, as the case may be, from having clear title to their respective patent applications referenced in the Placement Memorandum; and neither the Company nor any of its Subsidiary has terminated or breached or is otherwise in violation of any agreement covering its Intellectual Property rights. The Company is not aware of the granting of any patents to third parties or the filing of patent applications by

                                       4.
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third parties or any other rights of third parties to any of the Intellectual
Property of the Company or its Subsidiary.

            (j) PricewaterhouseCoopers LLP, who have certified the audited financial statements and schedules included in the Placement Memorandum, are independent public accountants.

            (k) The consolidated financial statements of the Company and the related notes contained in the Placement Memorandum present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Placement Memorandum.

            (l) Except as disclosed in the Placement Memorandum or the Disclosure Schedule, since the date of the latest audited financial statements included in the Placement Memorandum, there has not been (i) any material adverse change in the financial condition or earnings of the Company considered as one enterprise, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has resulted in a Material Adverse Effect.

            (m) Except as set forth in the Placement Memorandum, the agreements to which the Company is a party and which are described in the Placement Memorandum are valid agreements, enforceable by the Company and its Subsidiary (as applicable) except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.

            (n) The Company and its Subsidiary have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Placement Memorandum or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary. Any real property, buildings or personal property held under lease by the Company and its Subsidiary and all rights of use of real property, buildings or personal property held under contract by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases or contracts, as the case may be, in each case, except as described or contemplated in the Placement Memorandum or with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiary.

            (o) The Company and its Subsidiary have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no

                                       5.
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tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or its Subsidiary that has resulted, or might reasonably be expected to result, in a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company.

            (p) The Company and its Subsidiary maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its Subsidiary, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (q) To the best of the Company's knowledge, no labor disturbance by the employees of the Company or its Subsidiary exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, licensors, collaborators or subcontractors that might reasonably be expected to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

            (r) Except as described in the Placement Memorandum and subject to the matters described under "Risk Factors" in the Placement Memorandum, (i) the Company and its Subsidiary have operated and currently operate their businesses in conformity with all applicable laws, rules and regulations of each jurisdiction in which they are conducting business, except where the failure to be so in compliance would not have a Material Adverse Effect, (ii) the Company and its Subsidiary have all licenses, certificates, authorizations, approvals, permits, franchises, orders and consents from all state, federal and other governmental or regulatory authorities which are necessary to the current conduct of their businesses, except where the failure to be so in compliance would not have a Material Adverse Effect, (iii) all of such licenses, certificates, authorizations, approvals, permits, franchises, orders and consents are valid and in full force and effect, (iv) the Company and its Subsidiary have fulfilled and performed, and will fulfill and perform, all of their obligations with respect to, and are operating in compliance with, all such licenses, certificates, authorizations, approvals, permits, franchises, orders and consents and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any impairment of the rights of the holder thereof, except to the extent that any such revocation, termination or impairment would not have a Material Adverse Effect and (v) no such licenses, certificates, authorizations, approvals, permits, franchises, orders or consents contain any restrictions that have or could reasonably be expected to have a Material Adverse Effect.

            (s) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder. The Company is not, and will not be as a result of consummation of the Offering, an "investment company" under the 1940 Act.

            (t) Neither the Company nor its Subsidiary, nor, to the knowledge of the Company or the Subsidiary, any agent or other person acting on behalf of the Company or its Subsidiary, have,

                                       6.
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directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or such Subsidiary or made by any person acting on its behalf and of which the Company or such Subsidiary is aware in violation of law;
(iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (v) made any unlawful bribe, rebate, payoff, influence, kick-back or other unlawful payment.

            (u) The operations of the Company and its Subsidiary with respect to any real property currently leased, owned or by any means controlled by the Company or its Subsidiary (the "Real Property") are in compliance with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment; the Company and its Subsidiary maintain all licenses, permits and authorizations necessary to operate under all such laws applicable to the Company and its Subsidiary; and there is no pending or, to the best knowledge of the Company, threatened, claim, litigation or any administrative agency proceeding, nor has the Company or the Subsidiary received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any such laws by the Company or its Subsidiary; (ii) alleges that the Company or its Subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), or any state
                                              ------
superfund law; (iii) alleges possible contamination of the environment by the Company or its Subsidiary; or (iv) alleges possible contamination of the Real Property. No property which is owned, leased or occupied by the Company or its Subsidiary has been designated as a Superfund site pursuant to CERCLA or otherwise designated as a contaminated site under applicable state or local law.

            (v) The Company and its Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business and other than in connection with purchases of the Company's stock) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Placement Memorandum or the Disclosure Schedule.

            (y) The Company has complied with all provisions of Florida Statutes
Section 517.075, and the regulations thereunder, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

     4.  Further Agreements of the Company.  The Company agrees with the
         ---------------------------------
Placement Agent that:

                                       7.
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     (a) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Placement Agent and the Investors may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

     (b) The Company will furnish to the Placement Agent, as soon as available, copies of the Placement Memorandum in such quantities as the Placement Agent may from time to time reasonably request.

     (c) The Company shall comply in all respects with its obligations pursuant to the Purchase Agreements with the Investors.

     (d) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Placement Memorandum.

     (e) The Company shall use its best efforts to do and perform all things required or necessary to be done and performed under the Agreements by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

     (f) Neither the Company nor any of its affiliates will take any action in connection with the Offering which would cause them not to comply with Rule 506 of Regulation D, and the Company will make a timely filing of Form D pursuant to the requirements of Rule 503 of Regulation D. The Company shall exercise reasonable care to assure that the Investors are not underwriters within the meaning of Section 2(11) of the Act, and shall take all actions required by Rule 502(d) of Regulation D. The Company, in its sole discretion, will not accept a subscription from an Investor if the Company has reason to believe that material information supplied by or material representations or warranties made by, such Investor are not fully accurate. The Company shall reasonably believe, immediately prior to making any sale, that each Investor (i) is an accredited investor, and (ii) either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of a purchase of the Shares and otherwise meets the suitability standards set forth in the Placement Memorandum. The Company shall reasonably believe that any purchaser representative satisfies all of the conditions of rule 501(h) of Regulation D.

     (g) The Company shall keep the Placement Memorandum confidential and shall not distribute it or any other materials related to the transaction contemplated hereby, or otherwise advertise to or solicit purchasers of Shares, without the consent of the Placement Agent.

     (h) During a period of five (5) years after the final Closing, the Company will furnish to the Investors and the Placement Agent, as soon as they are available, (i) quarterly (or as otherwise provided to the Company's other shareholders) updates on the Company's business, (ii) quarterly (or as otherwise provided to the Company's other shareholders) balance sheets, income statements, and

                                       8.

statements of cash flows and (iii) copies of all filings, reports and other information (financial or other) provided to the Company's stockholders in general.

       5.  Representations of the Placement Agent.
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             (a) The Placement Agent is a member in good standing of the NASD and it has, and at all times while taking any actions constituting an offer or sale of the Shares had, all governmental licenses (including both federal and state broker dealer licenses) required to act as placement agent for the shares.

             (b) The Placement Agent has complied with all applicable Federal and state laws (including, without limitation, Regulation D) and applicable rules of the NASD in connection with its activities as placement agent for the Shares.

       6.  Conditions to Placement Agent's Obligations.  The obligations of the
           -------------------------------------------
Placement Agent hereunder shall be subject to the accuracy, as of the date hereof, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions (any of which may be waived by the Placement Agent):

             (a) On or prior to each Closing Date, the Placement Agent shall receive, dated as of such date, either a written legal opinion from Latham & Watkins, counsel to the Company, addressed to the Placement Agent, in form acceptable to counsel for the Placement Agent or a reliance letter from Latham & Watkins addressed to the Placement Agent, stating that the Placement Agent may rely on the opinion of Latham & Watkins to the Investors as if addressed to the Placement Agent.

             (b) On or prior to each Closing Date, the Placement Agent shall receive a certificate of the Company, dated as of such date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, in substantially the form attached hereto as Exhibit A.
                            ---------

       7.  Expenses.  The Company shall reimburse the Placement Agent for its
           --------
reasonable out-of-pocket expenses incurred in connection with the Offering, including without limitation the fees and expenses of legal counsel and travel expenses, as set forth in the Engagement Letter.

       8.  Indemnification.  The Company agrees to indemnify and hold harmless
           ---------------
the Placement Agent, its affiliates, and each of their respective affiliates, directors, officers, agents, advisors, consultants, employees and controlling persons (as defined in the Securities Act) (each, an "Indemnified Person"), in accordance with the terms of the Engagement Letter, such indemnification to include (notwithstanding any provision to the contrary contained in the Engagement Letter) indemnification from an against any and all losses, claims, damages, liabilities and expenses whatsoever relating to, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Placement Memorandum (or any other material used by the Company or authorized by the Company for use in connection with the Offering), or relating to or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading (other than statements or omission made in reliance upon and in conformity with information furnished by the Placement Agent in writing to the Company expressly for use therein).

                                       9.

       9.   Survival of Certain Provisions.  All representations, warranties,
            ------------------------------
covenants and agreements of the Company and the Placement Agent herein or in certificates delivered pursuant hereto, and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the delivery of the Shares to the Investors or termination of this Agreement.

       10.  Termination. This Agreement may be terminated by either the Company
            -----------
or the Placement Agent in accordance with the terms of the Engagement Letter.

       11.  Notices.  All notices or communications hereunder will be in writing
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and will be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter), as follows: If to the Company, to Aeneid Corporation, 282 2/nd/ Street, Suite 300, San Francisco, California 94105,
Attention: Daniel Putterman, facsimile number (415) 538-8558; with a copy (which shall not constitute notice) to Latham & Watkins, 505 Montgomery Street, San Francisco, California 94111, Attention: Laura Gabriel, facsimile number
(415) 395-8095; if to the Placement Agent, to BancBoston Robertson Stephens Inc., 555 California Street, San Francisco, California 94104, Attention: Clark Callander, facsimile number (415) 693-3393.

       12.  Parties.  This Agreement shall inure to the benefit of and be
            -------
binding upon the Placement Agent, the Company, and their respective executors, administrators and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than these parties hereto and their respective executors, administrators and successors, and the parties subject to indemnification under Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators and successors and said parties subject to indemnification, and for the benefit of no other person or corporation. An Investor in the Offering shall not be deemed to be a successor to the Company.

       13.  Entire Agreement.  This Agreement and the Engagement Letter embody
            ----------------
the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

       14.  Governing Law.  This Agreement shall be governed by, and construed
            -------------
in accordance with, the internal laws of the State of New York without giving effect to the principles of conflicts of law.

       15.  Counterparts.  This Agreement may be signed in several counterparts,
            ------------
each of which will constitute an original.

       16.  Severability.  If any term or provision of this Agreement is
            ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not effected in any manner adverse to any party.

                                      10.

       17.  Amendment.  The Agreement may not be amended except in writing
            ---------
signed by each party to be bound thereby.

                                      11.

     If the foregoing correctly sets forth the understanding between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Placement Agent.


                                        Very truly yours,

                                        AENEID CORPORATION

                                        By: /s/ Douglas S. Bennett
                                            ----------------------------------
                                        Print Name:  Douglas S. Bennett
                                        Title: President & CEO




Accepted as of the date first
above written:

BANCBOSTON ROBERTSON STEPHENS INC.

By:  /s/ Clark Callander
     ________________________________
     Authorized Signatory

                                   EXHIBIT A

                         Form of Officers' Certificate

     Each of Douglas Bennett, President and Chief Executive Officer of Aeneid Corporation (the "Company"), and Mark Elder, Treasurer and Assistant Secretary of the Company, pursuant to Section 6(b) of the Placement Agency Agreement, dated October 18, 1999 (the "Placement Agency Agreement"), between the Company and BancBoston Robertson Stephens Inc. hereby certify that:

     (i) Unless a different date is specified therein, the representations and warranties of the Company in the Placement Agency Agreement are true and correct as of the date hereof as though made on and as of this date;

     (ii) The Company has performed all obligations and satisfied all conditions to be performed and satisfied by it pursuant to the Agreements (as defined in the Placement Agency Agreement) at or prior to the date hereof; and

     (iii) He has examined the Placement Memorandum and the Schedule of Exceptions to the Purchase Agreement dated October 18, 1999, between the Company and the investors listed on Exhibit A thereto, as amended as of the date hereof (the "Schedule of Exceptions") and as of the date hereof, the Placement Memorandum, taken together with and as modified or supplemented by the Schedule of Exceptions to the Purchase Agreement, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   EXHIBIT A

                         Form of Officers' Certificate

     Each of Douglas Bennett, President and Chief Executive Officer of Aeneid Corporation (the "Company"), and Mark Elder, Treasurer and Assistant Secretary of the Company, pursuant to Section 6(b) of the Placement Agency Agreement, dated October 18, 1999 (the "Placement Agency Agreement"), between the Company and BancBoston Robertson Stephens Inc. hereby certify that:

     (i) Unless a different date is specified therein, the representations and warranties of the Company in the Placement Agency Agreement are true and correct as of the date hereof as though made on and as of this date; except that the representation set forth in Section 3(c) is modified as follows:

          (a) As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than InGenius Technologies, Inc. (the "Subsidiary"). The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Placement Memorandum, and is duly qualified to transact business in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and in which the failure to be so qualified would have a Material Adverse Effect. No proceeding has been instituted in any such jurisdiction with respect to the Subsidiary to revoke, limit or curtail, or that seeks to revoke, limit or curtail, such power and authority or qualification. All the outstanding shares of capital stock of, or other form of ownership interest in, the Subsidiary have been duly authorized and issued and are fully paid and non-assessable and, except as set forth in the Placement Memorandum, are owned directly or indirectly by the Company free and clear of all liens, encumbrances, security interests or claims. There are no outstanding options, warrants or other rights calling for the issuance of, and, except as described in the Placement Memorandum, there are no commitments or arrangements to issue, any shares of capital stock of the Subsidiary or any security convertible or exchangeable or exercisable for capital stock of the Subsidiary, except as disclosed in the Schedule of Exceptions.

     (ii) The Company has performed all obligations and satisfied all conditions to be performed and satisfied by it pursuant to the Agreements (as defined in the Placement Agency Agreement) at or prior to the date hereof; and

     (iii) He has examined the Placement Memorandum and the Schedule of Exceptions to the Purchase Agreement dated October 18, 1999, between the Company and the investors listed on Exhibit A thereto, as amended as of the date hereof (the "Schedule of Exceptions") and as of the date hereof, the Placement Memorandum, taken together with and as modified or supplemented by the Schedule of Exceptions to the Purchase Agreement, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     IN WITNESS WHEREOF, each of Douglas Bennett and Mark Elder has signed his name on behalf of the Company this 18th day of October, 1999.

                                          ______________________________________
                                          Douglas Bennett
                                          President and Chief Executive Officer

                                          ______________________________________
                                          Mark Elder
                                          Treasurer